WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



<ARTICLE>                                            9
<LEGEND>
This  schedule  contains  summary  financial  information  extracted  from Ocwen
Financial  Corporation's  consolidated  statement  of  financial  condition  and statement  of  operations  and is qualified in its entirety by reference to such financial statements.
<RESTATED>
[/LEGEND]
<CIK>                                           0000873860
<NAME>                               Ocwen Financial Corp.
<MULTIPLIER>                                         1,000
<CURRENCY>                                             USD

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-START>                                 JAN-01-1997
<PERIOD-END>                                   SEP-30-1997
<EXCHANGE-RATE>                                          1
<CASH>                                              15,641
<INT-BEARING-DEPOSITS>                               7,469
<FED-FUNDS-SOLD>                                    82,844
<TRADING-ASSETS>                                         0
<INVESTMENTS-HELD-FOR-SALE>                        264,723
<INVESTMENTS-CARRYING>                              54,042
<INVESTMENTS-MARKET>                                54,042
<LOANS>                                          2,053,786<F1>
<ALLOWANCE>                                         23,071<F2>
<TOTAL-ASSETS>                                   2,956,300
<DEPOSITS>                                       1,970,952
<SHORT-TERM>                                         3,075
<LIABILITIES-OTHER>                                 69,556
<LONG-TERM>                                         368,287<F3>
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                               605
<OTHER-SE>                                         417,439
<TOTAL-LIABILITIES-AND-EQUITY>                   2,956,300
<INTEREST-LOAN>                                    165,722<F4>
<INTEREST-INVEST>                                   25,777
<INTEREST-OTHER>                                     7,296
<INTEREST-TOTAL>                                   198,795
<INTEREST-DEPOSIT>                                  92,321
<INTEREST-EXPENSE>                                 115,976
<INTEREST-INCOME-NET>                               82,819
<LOAN-LOSSES>                                       21,739
<SECURITIES-GAINS>                                  31,081
<EXPENSE-OTHER>                                     86,845<F5>
<INCOME-PRETAX>                                     70,525
<INCOME-PRE-EXTRAORDINARY>                          70,525
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                        55,998
<EPS-PRIMARY>                                         1.02<F6>
<EPS-DILUTED>                                         1.01<F7>
<YIELD-ACTUAL>                                       11.48
<LOANS-NON>                                      1,119,261
<LOANS-PAST>                                             0
<LOANS-TROUBLED>                                         0
<LOANS-PROBLEM>                                          0
<ALLOWANCE-OPEN>                                    15,061
<CHARGE-OFFS>                                       14,064
<RECOVERIES>                                           335
<ALLOWANCE-CLOSE>                                   23,071
<ALLOWANCE-DOMESTIC>                                23,071
<ALLOWANCE-FOREIGN>                                      0
<ALLOWANCE-UNALLOCATED>                                  0


<F1>  Tag 18 includes  loan  available  for sale of $190,012  loan  portfolio of
      $392,523 and discount loan portfolio of $1,471,251.
<F2>  Tag 19 includes  allowance for loan losses on loan portfolio of $4,734 and on discount loan portfolio of $18,337.
<F3>  Tag 24 includes $141,188 in lines of credit which have a one year term.
<F4>  Tag 30 interest  income on loans  available  for sale of $11,091  loans of
      $37,991 and discount loans of $116,840.
<F5>  Tag 39  includes  non-interest  expense of $84,995  and  distributions  on company-obligated, mandatorily redeemable securities of subsidiary trust holding solely junior subordinated debentures of the company of $1,850.
<F6>  Tag 45  EPS-Primary  has been  restated in  accordance  with SFAS No. 128,
      "Earnings per Share" and for the 2-for-1 stock split approved by the Company's Board of Directors on October 29, 1997.
<F7>  Tag 46  EPS-Diluted  has been  restated in  accordance  with SFAS No. 128,
      "Earnings per Share" and for the 2-for-1 stock split approved by the Company's Board of Directors on October 29, 1997.
